EXECUTION COPY

                                    AGREEMENT

                                       AND

                                 PLAN OF MERGER

                                  BY AND AMONG

                           VIANET TECHNOLOGIES, INC.,

                               VIANET LABS, INC.,

                             INFINOP HOLDINGS, INC.,

                                  PAUL FISHER,

                                  CRAIG FISHER

                                       AND

                                  HOWARD FISHER

                              DATED AUGUST 31, 1999

                                TABLE OF CONTENTS

         1.       Definitions.....................................................................................1

         2.       Basic Transaction...............................................................................6
                           (a)      The Merger....................................................................6
                           (b)      The Closing...................................................................6
                           (c)      Actions at the Closing........................................................6
                           (d)      Effect of Merger..............................................................6
                           (e)      Procedure for Payment........................................................10
                           (f)      Closing of Transfer Records..................................................11
                           (g)      Registration of, and Restrictions on, Vianet Shares..........................11
                           (h)      Dissenting Shares............................................................11
                           (i)      Legend.......................................................................12

         2A.      Additional Payment.............................................................................12

         3.       Representations and Warranties of Principal Stockholders.......................................15
                           (a)      Authorization of Transaction.................................................15
                           (b)      Noncontravention.............................................................15
                           (c)      Brokers' Fees................................................................16
                           (d)      Investment...................................................................16
                           (e)      Infinop Shares...............................................................16

         4.       Representations and Warranties Concerning Infinop and Its Subsidiaries.........................16
                           (a)......Organization, Qualification, and Corporate Power;

                                    Authorization................................................................16
                           (b)      Capitalization...............................................................17
                           (c)      Noncontravention.............................................................17
                           (d)      Brokers' Fees................................................................17
                           (e)      Title to Assets..............................................................18
                           (f)      Subsidiaries.................................................................18
                           (g)      Financial Statements.........................................................18
                           (h)      Events Subsequent to April 30, 1999..........................................19
                           (i)      Undisclosed Liabilities......................................................21
                           (j)      Legal Compliance.............................................................21
                           (k)      Tax Matters..................................................................21
                           (l)      Real Property................................................................22
                           (m)      Intellectual Property........................................................23
                           (n)      Tangible Assets..............................................................25
                           (o)      Inventory....................................................................26

                           (p)      Contracts....................................................................26
                           (q)      Notes and Accounts Receivable................................................27
                           (r)      Powers of Attorney...........................................................27
                           (s)      Insurance....................................................................27
                           (t)      Litigation...................................................................28
                           (u)      Product Warranty.............................................................28
                           (v)      Product Liability............................................................29
                           (w)      Employees....................................................................29
                           (x)      Employee Benefits............................................................29
                           (y)      Guaranties...................................................................30
                           (z)      Environmental, Health, and Safety Matters....................................30
                           (aa)     Certain Business Relationships with Infinop and Its
                                    Subsidiaries.................................................................31
                           (bb)     Year 2000 Compliance.........................................................31
                           (cc)     Disclosure...................................................................32

         5.       Representations and Warranties of Vianet and Labs..............................................32
                           (a)      Organization.................................................................32
                           (b)      Authorization of Transaction.................................................32
                           (c)      Noncontravention.............................................................32
                           (d)      Brokers' Fees................................................................33

         6.       Representations and Warranties Concerning Vianet...............................................33
                           (a)      Vianet Disclosures...........................................................33
                           (b)      No Material Adverse Change...................................................34
                           (c)      Vianet Shares................................................................34

         7.       Covenants......................................................................................34
                           (a)      General......................................................................34
                           (b)      Notices and Consents.........................................................34
                           (c)      Consent of Infinop Stockholders..............................................34
                           (d)      Operation of Business........................................................34
                           (e)      Full Access..................................................................35
                           (f)      Notice of Developments.......................................................35
                           (g)      Exclusivity..................................................................35
                           (h)      Expense Budget...............................................................36
                           (i)      Ianace Fee...................................................................36
                           (j)      Board Representation.........................................................36
                           (k)      Reserved Vianet Shares.......................................................36
                           (l)      Employee Bonuses.............................................................36
                           (m)      Information Statement........................................................36
                           (o)      Transfers by Surviving Corporation...........................................37
                           (p)      Tax Information..............................................................37

         8.       Conditions to Obligation to Close..............................................................37
                           (a)      Conditions to Obligation of Vianet and Labs..................................37
                           (b)      Conditions to Obligation of Infinop..........................................39

         10.      Survival and Indemnification...................................................................40
                           (a)      Survival and Indemnification.................................................40
                           (b)      Indemnification by Principal Stockholders....................................40
                           (d)      Matters Involving Third Parties..............................................41
                           (e)      Indemnification Payments.....................................................42
                           (f)      Limits on Indemnification....................................................42
                           (g)      Insurance Proceeds...........................................................42
                           (h)      Exclusive Remedy.............................................................43
                           (i)      Effect of Knowledge..........................................................43

         11.      Termination....................................................................................43
                           (a)      Termination of Agreement.....................................................43
                           (b)      Effect of Termination........................................................44

         12.      Miscellaneous..................................................................................44
                           (a)      Press Releases and Public Announcements......................................44
                           (b)      No Third Party Beneficiaries.................................................44
                           (c)      Entire Agreement.............................................................44
                           (d)      Succession and Assignment....................................................44
                           (e)      Counterparts.................................................................44
                           (f)      Headings.....................................................................45
                           (g)      Notices......................................................................45
                           (h)      Governing Law; Consent to Jurisdiction.......................................46
                           (i)      Amendment....................................................................46
                           (j)      Extension; Waiver............................................................47
                           (k)      Severability.................................................................47
                           (l)      Expenses.....................................................................47
                           (m)      Construction.................................................................47
                           (n)      Incorporation of Exhibits and Schedules......................................47
                           (o)      Dispute Resolution...........................................................47

                                    EXHIBITS

         Exhibit A         -        Form of Certificate of Merger
         Exhibit B         -        Form of Escrow Agreement
         Exhibit C         -        Infinop Financial Statements

         Exhibit D         -        List of Employees Entitled to Back Salary and Bonuses
         Exhibit E         -        Form of Opinion of Counsel to Infinop
         Exhibit F         -        Form of Employment Agreement for Paul Fisher
         Exhibit G         -        Form of Employment Agreement for Howard Fisher
         Exhibit H         -        Form of Employment Agreement for Todd Viegut
         Exhibit I         -        Form of Employment Agreement for Ming Wei
         Exhibit J         -        Form of Employment Agreement for Hongyang Chao
         Exhibit K         -        Form of Employment Agreement for Siyuan Chen
         Exhibit L         -        Form of Opinion of Counsel to Vianet and Labs
         Exhibit M         -        Form of Registration Rights Agreement

                                LIST OF SCHEDULES

Schedule 2(d)(vii)      Holders of 8% Convertible Debentures due August 17, 1999

                                      * * *


                              DISCLOSURE SCHEDULES

Section 4(a)        Directors and Officers of Infinop and its Subsidiaries
Section 4(b)        Capitalization
Section 4(c)        Non-Contravention
Section 4(e)        Exceptions to Title Representation
Section 4(f)        Subsidiaries
Section 4(h)        Events Subsequent to Most Recent Fiscal Month End
Section 4(k)        Tax Matters
Section 4(l)(ii)    Real Property Leased or Subleased
Section 4(m)(iii) Patents or Registrations Issued to Infinop and its Subsidiaries Section 4(m)(iv) Intellectual Property Owned by Third Parties
Section 4(p)        Contracts and Other Agreements
Section 4(s)        Insurance
Section 4(t)        Litigation
Section 4(x)        Employee Benefit Plans
Section 4(z)        Environmental, Health, and Safety Matters -
                    Permits, Licenses and other Authorizations
Section 4(aa) Certain Business Relationships with Infinop and its Subsidiaries

                                      * * *

Schedule 6(a)       Exceptions to Vianet Representation Re: SEC Filings

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER ENTERED INTO ON THIS 31st DAY OF AUGUST, 1999 BY AND AMONG VIANET TECHNOLOGIES, INC., a NEVADA CORPORATION ("VIANET") VIANET LABS, INC., A DELAWARE CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF VIANET ("LABS"), INFINOP HOLDINGS, INC., A DELAWARE CORPORATION ("INFINOP"), PAUL FISHER ("PAUL"), CRAIG FISHER ("CRAIG") AND HOWARD FISHER ("HOWARD") (Paul, CRAIG AND HOWARD TO BE REFERRED TO HEREINAFTER, COLLECTIVELY, AS THE "PRINCIPAL STOCKHOLDERS"). Vianet Labs, Infinop and the PRINCIPAL STOCKHOLDERS ARE REFERRED TO COLLECTIVELY HEREIN AS THE "PARTIES".

     WHEREAS, Infinop is in the business of developing, licensing, marketing and selling compression technology and products;

     WHEREAS, the Parties desire to effect a tax-free reverse subsidiary merger of Labs into Infinop in a reorganization pursuant to Code Sections 368(a)(1)(A) and 368(a)(2)(E) as a result of which Vianet will own all of the issued and outstanding shares of Infinop and the stockholders of Infinop will receive shares of Vianet in exchange for their Infinop shares; and

     WHEREAS, the Boards of Directors of Vianet, Labs and Infinop have approved the Merger subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.       DEFINITIONS.

     "ADDITIONAL PAYMENTS" has the meaning set forth in Section 2A below.

     "ADDITIONAL PAYMENT PAYEES" has the meaning set forth in Section 2A below.

     "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or reasonably would be expected to form the basis for any specified consequence.

     "CERTIFICATE OF MERGER" has the meaning set forth in Section 2(c) below.

     "CLOSING" has the meaning set forth in Section 2(b) below.

     "CLOSING DATE" has the meaning set forth in Section 2(b) below.

     "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Infinop and its Subsidiaries that is not already generally available to the public.

     "CONTROLLED GROUP" has the meaning set forth in Code Section 1563.

     "CONVERSION RATIO" has the meaning set forth in Section 2(d)(v) below.

     "CONVERTIBLE DEBENTURES" has the meaning set forth in Section 2(d)(vii).

     "DELAWARE GENERAL CORPORATION LAW" means the General Corporation Law of the State of Delaware, as amended.

     "DISCLOSURE SCHEDULE" has the meaning set forth in Section 4 below.

     "DISSENTING SHARE" means any Infinop Share which any stockholder who or which has exercised his or its appraisal rights under the Delaware General Corporation Law holds of record.

     "EFFECTIVE TIME" has the meaning set forth in Section 2(d)(i) below.

     "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi employer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

     "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Section 3(2).

     "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Section 3(1).

     "EMPLOYMENT AGREEMENT" has the meaning set forth in Section 8(a)(ix).

     "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" means each entity which is treated as a single employer with Seller for purposes of Code Section 414.

     "ESCROW AGENT" has the meaning in Section 2(e)(i) below.

     "ESCROW AGREEMENT" has the meaning in Section 2(e)(i) below.

     "ESCROWED SHARES" has the meaning set forth in Section 2(e)(i) below.

     "EXCHANGE AGENT" has the meaning set forth in Section 2(e)(i) below.

     "FIDUCIARY" has the meaning set forth in ERISA Section 3(21).

     "FINANCIAL STATEMENT" has the meaning set forth in Section 4(g) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "INDEMNIFIED PARTY" has the meaning set forth in Section 9(d) below.

     "INDEMNIFYING PARTY" has the meaning set forth in Section 9(d) below.

     "INFINOP" has the meaning set forth in the preface above.

     "INFINOP SHARE" means any share of the Common Stock, $.01 par value per share, of Infinop issued and outstanding as of the ---------------- Effective Time.

     "INFORMATION STATEMENT" has the meaning set forth in Section 7(c) below.

     "INFINOP STOCKHOLDER" means any Person who or which holds any Infinop Shares at the Effective Time.

     "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all registered and unregistered trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "IRS" means the Internal Revenue Service.

     "JUNE 30 BALANCE SHEET" means the balance sheet contained in the June 30 Financial Statements.

     "JUNE 30 FINANCIAL STATEMENTS" has the meaning set forth in Section 2(d)(x) below.

     "KNOWLEDGE" means actual knowledge after reasonable investigation and inquiry of the directors, officers and employees of Infinop and its Subsidiaries who would reasonably be expected to have knowledge of a particular matter.

     "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the assets, properties, operations or financial condition of Infinop and its Subsidiaries, taken as a whole.

     "MERGER" has the meaning set forth in Section 2(a) below.

     "MERGER CONSIDERATION" has the meaning set forth in Section 2(d)(v).

     "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

     "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section 4(g) below.

     "MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 4(g) below.

     "MULTI EMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "PARTY" has the meaning set forth in the preface above.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "PRINCIPAL STOCKHOLDERS" has the meaning set forth in the preface above.

     "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Section 406 and Code Section 4975.

     "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in Section 2(g) below.

     "REQUISITE INFINOP STOCKHOLDER APPROVAL" means the affirmative vote of the holders of eighty percent (80%) of Infinop Shares in favor of this Agreement and the Merger.

     "REPORTABLE EVENT" has the meaning set forth in ERISA Section 4043.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "SECURITY INTEREST" MEANS ANY MORTGAGE, PLEDGE, LIEN, ENCUMBRANCE, CHARGE, CLAIM OR OTHER SECURITY INTEREST, OTHER THAN (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "SURVIVING CORPORATION" has the meaning set forth in Section 2(a) below.

     "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "THIRD PARTY CLAIM" has the meaning set forth in Section 9(d) below.

     "VIANET" has the meaning set forth in the preface above.

     "VIANET SHARE" means any share of Class A Common Stock, $.001 par value per share, of Vianet.

2.       BASIC TRANSACTION.

     (1) THE MERGER. On and subject to the terms and conditions of this Agreement, Labs will merge with and into Infinop (the "MERGER") AT THE EFFECTIVE TIME. INFINOP SHALL BE THE CORPORATION SURVIVING THE MERGER (THE "SURVIVING CORPORATION"). As of the Effective Time, Infinop shall become a wholly owned subsidiary of Vianet.

     (2) THE CLOSING. THE CLOSING OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (THE "CLOSING") shall take place at the offices of Rosen & Reade, LLP, 757 Third Avenue, New York, NY 10017, commencing at 10:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the PARTIES MAY MUTUALLY DETERMINE (THE "CLOSING DATE").

     (3) ACTIONS AT THE CLOSING. At the Closing, (i) Infinop will deliver to Vianet and Labs the various certificates, instruments, and documents referred to in Section 8(a) below, (ii) Vianet and Labs will deliver to Infinop the various certificates, instruments, and documents referred to in Section 8(b) below,
(iii) Infinop and Labs will file with the Secretary of State of the State of Delaware a CERTIFICATE OF MERGER IN THE FORM ATTACHED HERETO AS EXHIBIT A (THE "CERTIFICATE OF MERGER"), and (iv) Vianet will deliver to the Exchange Agent in the manner provided below in this Section 2 the certificates evidencing the Vianet Shares issued in the Merger.

     (4) EFFECT OF MERGER.

     (1) GENERAL. THE MERGER SHALL BECOME EFFECTIVE AT THE TIME (THE "EFFECTIVE TIME") Infinop and Labs file the Certificate of Merger with the Secretary of State of the State of Delaware. The Merger shall have the effect set forth in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Infinop or Labs in order to carry out and effectuate the transactions contemplated by this Agreement. (2) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Certificate of Incorporation of Labs immediately prior to the Effective Time. The name of the Surviving Corporation shall be amended and changed to Vianet Labs, Inc.

     (3) BYLAWS. The Bylaws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Bylaws of Labs immediately prior to the Effective Time.

     (4) DIRECTORS AND OFFICERS. The directors and officers of Labs shall become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office); provided, however, that Paul Fisher shall become the President of the Surviving Corporation, Howard Fisher shall become the Vice President - Operations of the Surviving Corporation and Todd Viegut shall become the Vice President - Business Development and Marketing of the Surviving Corporation.

     (5) CONVERSION OF INFINOP SHARES. At and as of the Effective Time, by virtue of the Merger and without any action on the part of any party hereto or any holder of Infinop Shares, (A) each Infinop Share (other than any Dissenting Share) shall be converted into the right to receive .21936 Vianet Shares, a cash payment in lieu of fractional Vianet Shares (which, for purposes of this Section 2(d)(v) shall be valued at $7.00 per share), and a pro rata share of the Additional Payments to be determined pursuant to Section 2A (THE "MERGER CONSIDERATION") (THE RATIO OF .21936 VIANET SHARES TO ONE INFINOP SHARE IS REFERRED TO HEREIN AS THE "CONVERSION RATIO") (B) all Infinop Shares shall no longer be outstanding or issuable and shall be canceled and retired and shall cease to exist, and each holder thereof shall thereafter cease to have any rights with respect to such Infinop Shares, and (C) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the PROVISIONS OF THE DELAWARE GENERAL CORPORATION LAW, PROVIDED, HOWEVER, that the Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, of the Infinop Shares or the Vianet Shares after the date hereof but prior to the Effective Time. No Infinop Share shall be deemed to be outstanding or to have any rights other than those set forth above in this
Section 2(d)(v) after the Effective Time.

     (6) CONVERSION OF CAPITAL STOCK OF LABS. At and as of the Effective Time, each share of Common Stock, without par value, of Labs shall be converted into one share of Common Stock, without par value, of Infinop.

     (7) CONVERTIBLE DEBENTURES. At and as of the Effective Time, pursuant to the provisions of (1) each of the 8% convertible debentures of Infinop due September 30, 2002 in the aggregate principal amount of $175,000 issued to Richard Abrahams and Gerald Mizel outstanding at the Effective Time, (2) the 6% convertible debentures of Infinop due September 30, 2002 in the aggregate principal amount of $950,000 issued to ANDA Partnership outstanding at the Effective Time and (3) each of the 8% convertible debentures of Infinop due August 17, 1999 in the aggregate principal amount of $750,000 issued to the holders thereof set forth on SCHEDULE 2(D)(VII) OUTSTANDING AT THE EFFECTIVE TIME (COLLECTIVELY, THE "CONVERTIBLE DEBENTURES"), each holder of an outstanding Convertible Debenture shall have the right to receive upon the conversion of the Convertible Debenture (on the terms and conditions specified in each such Convertible Debenture), after the Effective Time, the number of Vianet Shares determinable by multiplying (x) the number of Infinop Shares issuable upon such conversion immediately prior to the Effective Time plus the number of Infinop Shares that would have been issuable upon a conversion of interest accrued after the Effective Time by (y) the Conversion Ratio, subject to subsequent adjustment as provided in Section 8(a) of each of the Convertible Debentures. For purposes of this Section 2(d)(vii), the Conversion Ratio shall be adjusted if Adjustment Escrow Shares (as defined below) are delivered to Vianet as a result of a reduction in the Merger Consideration pursuant to Section 2(d)(x) such that the Conversion Ratio will equal the actual rate at which Infinop Shares are converted into Vianet Shares in the Merger after giving effect to the full dollar amount of such reduction.

     (8) STOCK OPTIONS. As of the Effective Time, (1) each outstanding option to purchase Infinop Shares listed on Section 4(b) of the DISCLOSURE SCHEDULE (AN "INFINOP STOCK OPTION") SHALL BE CONVERTED INTO AN OPTION (AN "ADJUSTED OPTION") to purchase the number of Vianet Shares equal to the number of Infinop Shares subject to such Infinop Stock Option immediately prior to the Effective Time multiplied by the Conversion Ratio (rounded to the nearest whole number of Vianet Shares), at an exercise price per share equal to the exercise price for each such Infinop Share subject to such option divided by the Conversion Ratio, and all references in each SUCH OPTION TO INFINOP SHALL BE DEEMED TO REFER TO VIANET, WHERE APPROPRIATE; PROVIDED, HOWEVER, that the adjustments provided in this clause with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) or which are described in Section 423 of the Code, shall be affected in a manner consistent with the requirements of Section 424(a) of the Code, and (2) Vianet shall assume the obligations of Infinop under the Infinop Stock Options and the Infinop 1998 Stock Option Plan (the "INFINOP STOCK OPTION PLAN") and stock option agreements between Infinop and the individuals listed on Section 4(b)(b) of the Disclosure SCHEDULE (THE "INFINOP STOCK OPTION AGREEMENTS"). For purposes of this Section 2(d) (viii), the Conversion Ratio shall be adjusted if Adjustment Escrow Shares (as defined below) are delivered to Vianet as a result of a reduction in the Merger Consideration pursuant to Section 2(d)(x) such that the Conversion Ratio will equal the actual rate at which Infinop Shares are converted into Vianet Shares in the Merger after giving effect to the full dollar amount of such reduction. The other terms of each Adjusted Option, and the Infinop Stock Option Plan and Infinop Stock Option Agreements shall continue to apply in accordance with their terms. The date of grant of each Adjusted Option shall be the date on which the corresponding Infinop Stock Option was granted. Vianet agrees that the Infinop Stock Option Plan shall be amended, to the extent necessary, to reflect the transactions contemplated by this Agreement, including, but not limited, to the conversion of Infinop Shares held or to be awarded or paid pursuant to the Infinop Stock Option Plan and the Infinop Stock Option Agreements into Vianet Shares on a basis consistent with the transactions contemplated by this Agreement. Vianet shall (x) reserve for issuance the number of Vianet Shares that will become subject to the Infinop Stock Option Plan and the Infinop Stock Option Agreements referred to in this clause and (y) issue or cause to be issued the appropriate number of Vianet Shares pursuant to the Infinop Stock Option Plan and the Infinop Stock Option Agreements upon the exercise or maturation of rights existing thereunder at the Effective Time.

     (9) OTHER EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the Delaware General Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Infinop and Labs shall vest in the Surviving Corporation, and all debts, liabilities and duties of Infinop and Labs shall become the debts, liabilities and duties of the Surviving Corporation.

     (10) POST CLOSING ADJUSTMENT. Infinop and the Principal Stockholders shall, within five (5) days after execution and delivery of this Agreement, deliver to Vianet unaudited consolidated and consolidating balance sheets and statements of income as of and for the MONTH ENDED JUNE 30, 1999 (THE "JUNE 30 FINANCIAL STATEMENTS") for Infinop and its Subsidiaries prepared in accordance with GAAP on a consistent basis, which June 30 Financial Statements will present fairly in all material respects the financial condition of Infinop and its Subsidiaries as of such date and the results of operations of Infinop and its Subsidiaries for such periods and will be consistent with the books and records of Infinop and its Subsidiaries. The June 30 Financial Statements will not include any Liabilities incurred after the date of the Most Recent Financial Statements outside the Ordinary Course of Business. Vianet shall, within ninety (90) days after the Closing, deliver to the Principal Stockholders a balance sheet of Infinop as of the Closing Date AUDITED BY EDWARD ISAACS & CO., INC. (THE "AUDITED BALANCE SHEET"). If the Net Worth of Infinop as set forth on the Audited Balance Sheet is less than the Net Worth of Infinop as set forth on the June 30 Balance Sheet (the difference between the Net Worth as set forth on the Audited Balance Sheet and the Net Worth as set forth on the June 30 Balance Sheet to be referred to hereafter as the "DEFICIT") THE MERGER CONSIDERATION SHALL BE REDUCED BY THE AMOUNT OF THE DEFICIT. FOR PURPOSES OF THIS SECTION 2(D)(X), "NET WORTH" shall mean assets, less liabilities (including Convertible Debentures), determined in accordance with generally accepted accounting principles. The Principal Stockholders shall have thirty (30) days after delivery of the Audited Balance Sheet to deliver to Vianet A WRITTEN OBJECTION TO THE AUDITED BALANCE SHEET ("THE OBJECTION"). The Objection must specify in reasonable detail the basis for objecting to the Audited Balance Sheet. If the Objection is not delivered to Vianet within thirty (30) days after delivery of the Audited Balance Sheet, the Principal Stockholders shall be deemed to have accepted the Audited Balance Sheet. If an Objection is delivered in a timely manner, Vianet and the Principal Stockholders shall then have thirty (30) days to negotiate in good faith to resolve any dispute. If the dispute is not resolved by Vianet and the Principal Stockholders within such thirty (30) day period, VIANET AND THE PRINCIPAL STOCKHOLDERS SHALL JOINTLY RETAIN ONE OF THE BIG FIVE CERTIFIED PUBLIC ACCOUNTING FIRMS (THE "ACCOUNTANTS") mutually agreed upon by Vianet and the Principal Stockholders to resolve the dispute. The determination of the Accountants shall be final and binding upon the parties. The fees and expenses of the Accountants shall be shared equally by Vianet and the Principal Stockholders. In order to effect the reduction in the Merger Consideration, at Closing, one and one-half percent (1 1/2%) of the Vianet Shares (rounded to the nearest whole number of Vianet Shares) to which each Infinop Stockholder (other than Dissenting Shares), would otherwise be entitled shall be deposited into escrow with the Escrow Agent pursuant to the terms of the Escrow AGREEMENT (THE "ADJUSTMENT ESCROW SHARES"). In addition, one and one-half percent (1 1/2%) of the Vianet Shares to which each holder of Convertible Debentures would otherwise be entitled upon conversion after the Closing and one and one-half percent (1 1/2%) of the Vianet Shares to which each holder of Adjusted Options would otherwise be entitled upon exercise after the Closing shall be deposited with the Escrow Agent in accordance with the terms of the Escrow Agreement, if the issuance of such Vianet Shares occurs prior to final determination of the Deficit. For purposes of this Section 2(d)(x), the value of each Vianet Share shall be deemed to be $7.00. If there is a Deficit based upon the Audited Balance Sheet, agreement of the parties, or determination of the Accountants, within thirty (30) days after delivery of the Audited Balance Sheet, agreement of the parties, or binding determination of the Accountants, as the case may be, the Escrow Agent shall be instructed by Vianet and the Principal Stockholders to deliver the Adjustment Escrow Shares to the Exchange Agent with instructions to distribute a number of Vianet Shares equal in value to the Deficit times the Escrow Ratio, but not in excess of the Adjustment Escrow Shares, to Vianet and to distribute the remaining ADJUSTMENT ESCROW SHARES PRO RATA TO THE INFINOP STOCKHOLDERS. THE "ESCROW RATIO" shall mean (A) all issued and outstanding Infinop Shares at the Closing Date, divided by (B) all issued and outstanding Infinop Shares at the Closing Date, plus all Infinop Shares into which Convertible Debentures as of Closing Date can be converted, plus all Infinop Shares for which Infinop Stock Options as of the Closing Date can be exercised. In no event shall fractional Vianet Shares be distributed, and in lieu thereof a cash payment shall be made. If there is no Deficit, within thirty (30) days after delivery of the Audited Balance Sheet, agreement of the parties or determination of the Accountants, as the case may be, the Escrow Agent shall be instructed by Vianet and the Principal Stockholders to deliver the Adjustment Escrow Shares to the Exchange Agent with instructions to distribute the Adjustment Escrow Shares pro rata to the Infinop Stockholders. Recovery by Vianet for the Deficit shall be limited to the Adjustment Escrow Shares and adjustment of the Conversion Ratio as provided by Sections 2(d)(vii) and 2(d)(viii).

     (5) PROCEDURE FOR PAYMENT.

     (1) Immediately after the Effective Time, (A) Vianet will, on behalf of, and for the benefit of Labs, furnish to Continental STOCK TRANSFER & TRUST COMPANY (THE "EXCHANGE AGENT") a stock certificate (issued in the name of the Exchange Agent or its nominee) REPRESENTING THAT NUMBER OF VIANET SHARES EQUAL TO THE PRODUCT OF (1) THE CONVERSION RATIO TIMES (2) the number of outstanding Infinop Shares (other than any Dissenting Shares) and (B) Vianet will cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) in form and substance reasonably satisfactory to the parties hereto to each record holder of outstanding Infinop Shares for the holder to use in surrendering the certificates which represented his or its Infinop Shares in exchange for a certificate representing the number of Vianet Shares to which each of he or it is entitled. Notwithstanding anything herein to the contrary, ten percent (10%) of the Vianet Shares to which the Principal Stockholders would otherwise be entitled shall be deposited INTO ESCROW (THE "ESCROWED SHARES") WITH CITIBANK, N.A., AS ESCROW AGENT (THE "ESCROW AGENT") for a period of 24 months following the CLOSING PURSUANT TO THE TERMS OF AN ESCROW AGREEMENT IN THE FORM ANNEXED HERETO AS EXHIBIT B (THE "ESCROW AGREEMENT") to secure the indemnification  obligations  of the  Principal  Stockholders  pursuant  to
Section 9.

     (2) Vianet will not pay any dividend or make any distribution on Vianet Shares (with a record date at or after the Effective Time) to any record holder of outstanding Infinop Shares until the holder surrenders for exchange his or its certificates which represented Infinop Shares. Vianet instead will pay the dividend or make the distribution to the Exchange Agent in trust for the benefit of the holder pending surrender and exchange. Vianet may cause the Exchange Agent to invest any cash the Exchange Agent RECEIVES FROM VIANET AS A DIVIDEND OR DISTRIBUTION IN ONE OR MORE INVESTMENTS; PROVIDED, HOWEVER, that the terms and conditions of the investments shall be such as to permit the Exchange Agent to make prompt payments of cash to the holders of outstanding Infinop Shares as necessary. Vianet may cause the Exchange Agent to pay over to Vianet any net earnings with respect to the investments. In no event, however, will any holder of outstanding Infinop Shares be entitled to any interest or earnings on the dividend or distribution pending receipt.

     (3) Vianet may cause the Exchange Agent to return any Vianet Shares and dividends and distributions thereon remaining unclaimed 180 days after the Effective Time, and thereafter each remaining record holder of outstanding Infinop Shares shall be entitled to look to Vianet (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to Vianet Shares and dividends and distributions thereon to which he or it is entitled upon surrender of his or its certificates.

     (4) Vianet shall pay all charges and expenses of the Exchange Agent and the charges and expenses of the Escrow Agent shall be shared equally by Vianet and the Principal Stockholders.

     (6) CLOSING OF TRANSFER RECORDS. After the close of business on the Closing Date, transfers of Infinop Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

     (7) REGISTRATION OF, AND RESTRICTIONS ON, VIANET SHARES. At the Closing, Vianet will enter into a Registration Rights Agreement (THE "REGISTRATION RIGHTS AGREEMENT") in the form annexed hereto as Exhibit M for the benefit of the Infinop Stockholders, the holders of the Convertible Debentures and the holders of the Infinop Options covering registration under the Securities Act of the Vianet Shares issued and issuable in exchange for the Infinop Shares, including Vianet Shares issuable upon conversion of the Convertible Debentures and exercise of the Infinop Stock Options, and Vianet Shares issuable as part of the Additional Payments. Except as otherwise provided below, the Vianet Shares issued and issuable in exchange for the Infinop Shares shall be subject to the following restrictions (with such restrictions applying ratably to the Vianet Shares issued to each Infinop Stockholder):

     (1) No Vianet Shares may be traded prior to the six (6) month anniversary of the Closing Date;

     (2) 25% of the Vianet Shares shall be freely tradeable six (6) months after the Closing Date;

     (3) 25% of the Vianet Shares shall be freely tradeable twelve (12) months after the Closing Date; and

     (4) the remaining 50% of the Vianet Shares shall be freely tradeable twenty-four (24) months after the Closing Date.

     NOTWITHSTANDING THE FOREGOING, IF THE HOLDERS OF THE 8% CONVERTIBLE DEBENTURES DUE ON AUGUST 17, 1999 (THE "1999 CONVERTIBLE DEBENTURES") exercise their conversion right and vote their Infinop Shares in favor of the Merger, the Vianet Shares received by the former holders of the 1999 Convertible Debentures shall be subject to the following restrictions: (1) 50% of such Vianet Shares shall be freely tradeable six (6) months after the Closing Date; and (2) the remaining 50% of such Vianet Shares shall be freely tradeable twelve (12) months after the Closing Date.

     (8) DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, Dissenting Shares shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but, instead, the holder thereof shall be entitled to RECEIVE SUCH CONSIDERATION AS SHALL BE DETERMINED PURSUANT TO SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW; PROVIDED, HOWEVER, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost its rights to dissent under the Delaware General Corporation Law, each of such holder's Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration (without any interest thereon) in accordance with Section 2(d)(v) and such holder shall forfeit its appraisal rights provided by Section 262 of the Delaware General Corporation Law. Infinop shall give Vianet and Labs notice of all such Dissenting Shares and Vianet shall have the right to participate in all negotiations and proceedings with respect to any demands for payment by the holder of any Dissenting Shares. Infinop shall not, except with the prior written consent of Vianet, voluntarily make or agree to make any payment with respect to, or settle or offer to settle, any such demands for payment. At and as of the Effective Time, the Surviving Corporation shall assume and be responsible for the satisfaction and discharge of all appraisal rights to which holders of Dissenting Shares may be entitled under
Section 262 of the Delaware General Corporation Law.

     (9) LEGEND. All certificates evidencing Vianet Shares restricted by this Agreement shall bear a legend indicating the existence of the restrictions imposed hereby and a stop transfer order may be placed with respect to such securities. The legend referred to in the preceding sentence shall be substantially in the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TRANSFER RESTRICTIONS AND OTHER TERMS OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF AUGUST __, 1999 BY AND AMONG VIANET TECHNOLOGIES, INC., VIANET LABS, INC., INFINOP HOLDINGS, INC. ("INFINOP") AND CERTAIN SHAREHOLDERS OF INFINOP AND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF VIANET TECHNOLOGIES, INC. AND WILL BE FURNISHED UPON REQUEST TO THE HOLDER OF RECORD OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

     The holder of record of each certificate evidencing Vianet Shares shall have the right to have such legend removed from any certificate representing Vianet Shares not then subject to the restrictions contained in Section 2(g) from time to time upon written request made to Vianet.

     2A. ADDITIONAL PAYMENT. As part of the Merger Consideration, the Infinop Stockholders (other than any holders of Dissenting Shares), the holders of Convertible Debentures not converted prior to the Closing Date and the holders of Adjusted OPTIONS NOT EXERCISED PRIOR TO THE CLOSING DATE (COLLECTIVELY, THE "ADDITIONAL PAYMENT PAYEES") shall be entitled to receive ADDITIONAL PAYMENTS (THE "ADDITIONAL PAYMENTs") as set forth below:

     (a) The Additional Payments shall be based on royalties actually received by the Surviving Corporation FOLLOWING THE CLOSING UNDER THE TERMS OF THE FOLLOWING TWO CONTRACTS (THE "CONTRACTS"):

          (I) THE CONTRACT DATED JUNE 25TH, 1998 between Infinop Op, Inc. and Video Stream International (now DOING BUSINESS AS "TERAGLOBAL") (THE "TERAGLOBAL CONTRACT"); and

          (II) THE CONTRACT DATED OCTOBER 15TH, 1998 between Infinop Op, Inc. and Transwire, Inc. (now doing BUSINESS AS "PRISM") (THE "PRISM CONTRACT").

     (B) THE ADDITIONAL PAYMENTS SHALL BE BASED UPON ROYALTIES (THE "ROYALTIES") received by the Surviving CORPORATION UNDER THE CONTRACTS FOR A PERIOD OF FOUR
(4) YEARS FROM THE DATE OF THE CLOSING (THE "ADDITIONAL PAYMENT PERIOD"). Each one (1) year period commencing on the Closing Date or the anniversary of the Closing Date shall be referred to in this Section 2A as A "CONTRACT YEAR".

     (c) The Additional Payments payable by Vianet shall be an amount determined as follows:

          (i) No Additional Payment shall be required with respect to the first $4 million of Royalties received during the Additional Payment Period by the Surviving Corporation.

          (ii) When the Surviving Corporation has received cumulative Royalties of $4 million from the Contracts,

Vianet shall be required to pay to the Additional Payment Payees as Additional Payments the following amount of Royalties earned from the Contracts during the Additional Payment Period:

          (A) An amount equal to 50% of Royalties received under the terms of the Teraglobal Contract.

          (B) An amount equal to 40% of Royalties received under the terms of the Prism Contract.

     (d) The Additional Payments shall be made within thirty (30) days after the end of each Contract Year for which an Additional Payment is due. All Additional Payments shall be made in Vianet Shares, unless the Principal Stockholders shall elect on behalf of all Additional Payment Payees, to receive in cash, in whole or in part, any Additional Payments (which election shall be made by delivery to Vianet of written notice thereof at least 10 days prior to the date on which such Additional Payment is required to be made); provided that, the Principal Stockholders shall not have the right to elect to receive payment of Additional Payments exceeding $3.2 million in cash. The aggregate amount of Vianet Shares to be distributed in respect of the Additional Payments payable in Vianet Shares shall be calculated by dividing the dollar amount payable in Vianet Shares by the average closing price of Vianet Shares for the five (5) trading days immediately preceding the end of the Contract Year for which the Additional Payment is payable, in whole or part, in Vianet Shares. The Additional Payments shall be paid or allocated pro rata to the Additional Payment Payees. No holder of Convertible Debentures or Adjusted Options shall be paid any Additional Payment until he, she or it has converted to Vianet Shares or exercised his, her or its option to purchase Vianet Shares. The Additional Payments to holders of Convertible Debentures who have not converted and holders of Adjusted Options who have not exercised shall be held in reserve by Vianet until such holder has converted or exercised, as the case may be. If such holder does not convert or exercise prior to expiration of his, her or its right to do so, the Additional Payments held in reserve shall be distributed pro rata to the other Additional Payment Payees. The Vianet Shares issued in respect of Additional Payments shall be subject to the restrictions set forth in Section 2(g) above, to the extent applicable.

     (e) Vianet will exercise best efforts to collect all royalties due under the terms of the Contracts, provided that the payments will become due to the Additional Payment Payees only on Royalties actually received by the Surviving Corporation, except that payments will be due to the Additional Payment Payees for Royalties accrued during the Additional Payment Period but received by the Surviving Corporation after the termination of the Additional Payment Period. After the Closing, the Surviving Corporation will not amend the Contracts to reduce the amount of Royalties without the written consent of the Principal Stockholders.

     (f) No payments will be due to the Additional Payment Payees relating to engineering design or development or consulting fees paid by Teraglobal or Prism to the Surviving Corporation during the Additional Payment Period, nor shall such payments count towards the $4 million amount identified in paragraph (c)(i) above.

     (g) During the Additional Payment Period, and for twelve (12) months thereafter, Vianet will:

          (i) Maintain accurate accounting records of all Royalties accruing and received under the Contracts.

          (ii) Within 60 days of the end of each calendar quarter:

          (A) issue a report to the Additional Payment Payees detailing royalties accrued and received; and

          (B) remit to the Additional Payment Payees the amounts due under the provisions of this section.

     (h) Once during each calendar year, the Additional Payment Payees, upon the approval or direction of the Principal Stockholders or otherwise by a majority-in-interest of the Additional Payment Payees, shall have the right to appoint an independent auditor to review the books and records of the Surviving Corporation with regard to the Additional Payments due for the previous year, subject to the following provisions:

          (i) The Additional Payment Payees shall give sixty (60) days notice of their intent to conduct an audit.

          (ii) In the event that the audit indicates that the amount of Royalty payments reported by the Surviving Corporation as being due to the Additional Payment Payees under-reported by 5% or less the amount the Additional Payment Payees auditors calculate as being due, or over-reported the amount the Additional Payment Payees auditors calculate as being due, the cost of the audit will be paid by the Additional Payment Payees pro rata in accordance with their respective interests. If under-reported, Vianet will pay to the Additional Payment Payees the amount not reported. If the Principal Stockholders pay for the costs of any such audit, Vianet shall, upon the written request of the Principal Stockholders, pay to the Principal Stockholders out of any future Additional Payments payable hereunder the pro rata portion of the costs of any such audit allocable to the other Additional Payment Payees.

          (iii) In the event that the audit indicates that the amount of Royalty payments reported by the Surviving Corporation as being due to the Additional Payment Payees under-reported by more than 5% the amount the Additional Payment Payees auditors calculate as being due, the cost of the audit will be paid by Vianet and Vianet will pay to the Additional Payment Payees the amount equal to the amount not reported and an additional amount equal to the amount not reported as liquidated damages for the administrative inconvenience so caused.

          (iv) Vianet shall have the right to have its auditors verify the findings of the Additional Payment Payees auditors. In the event that Vianet's auditors disagree with the findings of the Additional Payment Payees auditors, the two auditing firms shall jointly appoint a third, independent firm of auditors of national reputation, whose analysis and opinion shall be binding.

     (i) Within thirty (30) days after the Closing, the Principal Stockholders will provide to Vianet a list of the Additional Payment Payees, the percentage of the Additional Payments to which each is entitled and the addresses to which their payments are to be mailed.

     (j) The Additional Payments shall be treated by the parties for income tax purposes as additional Merger Consideration and not as a profits interest in a partnership or joint venture; it is not the intention of the Additional Payment Payees and Vianet to enter into any such partnership or joint venture.

3.       REPRESENTATIONS AND WARRANTIES OF PRINCIPAL STOCKHOLDERS.

     Each of the Principal Stockholders severally represents and warrants to Vianet that the statements contained in this Section 3 are correct and complete, with respect to himself only, as of the date of this Agreement and will be correct and complete, with respect to himself only, as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3).

     (1) AUTHORIZATION OF TRANSACTION. The Principal Stockholder has full power and authority to execute and deliver this Agreement and, at Closing, the Escrow Agreement and to perform his obligations hereunder and thereunder. This Agreement and the Escrow Agreement (when executed and delivered) constitute the valid and legally binding obligation of the Principal Stockholder enforceable in accordance with its terms and conditions. The Principal Stockholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement and the Escrow Agreement.

     (2) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement and the Escrow Agreement, nor the consummation of the transactions contemplated hereby or thereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Principal Stockholder is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Principal Stockholder is a party or by which he is bound or to which any of his assets is subject.

     (3) BROKERS' FEES. The Principal Stockholder has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Vianet could become liable or obligated.

     (4) INVESTMENT. The Principal Stockholder (A) understands that the Vianet Shares have not been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Vianet Shares solely for his own account for investment purposes, and not with a view to the distribution thereof, (C) has received certain information concerning Vianet and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Vianet Shares and, (D) is able to bear the economic risk and lack of liquidity inherent in holding the Vianet Shares.

     (5) INFINOP SHARES. The Principal Stockholder holds of record and owns beneficially the number of Infinop Shares set forth next to his name in Section 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Principal Stockholder is not a party to any option, warrant, purchase right, pledge or other contract or commitment that could require the Principal Stockholder to sell, transfer, or otherwise dispose of any capital stock of Infinop (other than this Agreement). The Principal Stockholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Infinop.

4. REPRESENTATIONS AND WARRANTIES CONCERNING INFINOP AND ITS SUBSIDIARIES.

     The Principal Stockholders and Infinop, jointly and severally, represent and warrant to Vianet that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule delivered by the Principal Stockholders to Vianet on the date hereof and initialed by the PARTIES (THE "DISCLOSURE SCHEDULE"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

     (1) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER; AUTHORIZATION. Each of Infinop and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Infinop and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of Infinop and its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of each of Infinop and its Subsidiaries. Infinop has delivered to Vianet correct and complete copies of the charter and bylaws of each of Infinop and its Subsidiaries (as amended to date). Infinop has delivered to Vianet true and complete copies of all documents and instruments contained in the minute books, the stock certificate books, and the stock record books of each of Infinop and its Subsidiaries. None of Infinop and its Subsidiaries is in default under or in violation of any provision of its charter or bylaws. Infinop has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Infinop enforceable in accordance with its terms and conditions.

     (2) CAPITALIZATION. The entire authorized capital stock of Infinop consists of 100,000,000 Infinop Shares, of which 6,025,000 Infinop Shares are issued and outstanding and no Infinop Shares are held in treasury, and 200,000 shares of preferred stock, $.01 par value, of which no shares are issued and outstanding. All of the issued and outstanding Infinop Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the stockholders as set forth in Section 4(b) of the Disclosure Schedule. Except as set forth and described in Section 4(b) of the Disclosure Schedule (i) there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, convertible debentures, stock options or other contracts or commitments that could require Infinop to issue, sell, or otherwise cause to become outstanding any of its capital stock, (ii) there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Infinop, and (iii) there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Infinop.

     (3) NONCONTRAVENTION. Except as set forth in Section 4(c) to the Disclosure Schedule neither the execution and the delivery of this Agreement or the Escrow Agreement, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of Infinop and its Subsidiaries is subject or any provision of the charter or bylaws of any of Infinop and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice, consent, or approval under any agreement, contract, lease, license, instrument, or other arrangement to which any of Infinop and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). None of Infinop and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement or the Escrow Agreement.

     (4) BROKERS' FEES. Except for the fee payable to P. Ianace pursuant to the agreement dated July 28, 1999 by and between Infinop and P. Ianace, none of Infinop and its Subsidiaries has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (5) TITLE TO ASSETS. Except as described in Section 4(e) of the Disclosure Schedule, Infinop and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

     (6) SUBSIDIARIES. Section 4(f) of the Disclosure Schedule sets forth for each Subsidiary of Infinop (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. Except as described in Section 4(f) to the Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Subsidiary of Infinop have been duly authorized and are validly issued, fully paid, and nonassessable. Except as described in Section 4(f) to the Disclosure Schedule, Infinop holds of record and owns beneficially all of the outstanding shares of each Subsidiary of Infinop free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of Infinop and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of Infinop to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of Infinop. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Infinop. None of Infinop and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of Infinop.

     (7) FINANCIAL STATEMENTS. ATTACHED HERETO AS EXHIBIT C ARE THE FOLLOWING FINANCIAL STATEMENTS (COLLECTIVELY THE "FINANCIAL STATEMENTS"): (1) unaudited consolidated statements of revenue, assets, liabilities and equity as of and for the fiscal year ended JUNE 30, 1998 (THE "MOST RECENT FISCAL YEAR END FINANCIAL STATEMENTS") for Infinop and its Subsidiaries; and (2) unaudited CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS AND STATEMENTS OF INCOME, AS OF AND FOR THE MONTH ENDED APRIL 30, 1999 (THE "MOST RECENT FINANCIAL STATEMENTS") for Infinop and its Subsidiaries. The Most Recent Fiscal Year End Financial Statements have been prepared in the manner required for federal income tax purposes on a consistent basis, and are consistent with the books and records of Infinop and its Subsidiaries. The Most Recent Financial Statements have been prepared in accordance with GAAP on a consistent basis, presently fairly in all material respects the financial condition of Infinop and its Subsidiaries for such periods, and are consistent with the books and records of Infinop and its Subsidiaries; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. (1)

     (8) EVENTS SUBSEQUENT TO APRIL 30, 1999. Except as set forth in Section 4(h) of the Disclosure Schedule, since April 30, 1999, there has not been any material adverse change in the business, financial condition, operations, results of operations, of any of Infinop and its Subsidiaries. Without limiting the generality of the foregoing, since that date:

     (1) none of Infinop and its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

     (2) none of Infinop and its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $25,000 or outside the Ordinary Course of Business;

     (3) no party (including any of Infinop and its Subsidiaries) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which any of Infinop and its Subsidiaries is a party or by which any of them is bound;

     (4) none of Infinop and its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

     (5) none of Infinop and its Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

     (6) none of Infinop and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000 or outside the Ordinary Course of Business;

     (7) none of Infinop and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000;

     (8) none of Infinop and its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

     (9) none of Infinop and its Subsidiaries has canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $5,000 or outside the Ordinary Course of Business;

     (10) none of Infinop and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property other than any license disclosed in Section 4(p) of the Disclosure Schedule;

     (11) there has been no change made or authorized in the charter or bylaws of any of Infinop and its Subsidiaries;

     (12) none of Infinop and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock other than grants of stock options disclosed in Section 4(b) of the Disclosure Schedule;

     (13) none of Infinop and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

     (14) none of Infinop and its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

     (15) none of Infinop and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

     (16) none of Infinop and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

     (17) none of Infinop and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

     (18) none of Infinop and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit
Plan);

     (19) none of Infinop and its Subsidiaries has made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

     (20) none of Infinop and its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

     (21) there has not been any other material occurrence, event, incident, action, or transaction outside the Ordinary Course of Business involving any of Infinop and its Subsidiaries; and

     (22) none of Infinop and its Subsidiaries has committed to any of the foregoing.

     (9) UNDISCLOSED LIABILITIES. None of Infinop and its Subsidiaries has any Liability (and, to the knowledge of the Principal Stockholders, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii)
Liabilities which have arisen after April 30, 1999 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (10) LEGAL COMPLIANCE. Each of Infinop and its Subsidiaries has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     (11) TAX MATTERS.

     Except as provided in Section 4(k) of the Disclosure Schedule:

     (1) Each of Infinop and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of Infinop and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of Infinop and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of Infinop and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of Infinop and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

     (2) Each of Infinop and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     (3) To the knowledge of the Principal Stockholders, no authority will assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of Infinop and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the Principal Stockholders has Knowledge based upon personal contact with any agent of such authority. Section 4(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of Infinop and its Subsidiaries for taxable periods ended on or after June 30, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Principal Stockholders have delivered to Vianet correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of Infinop and its Subsidiaries since June 30, 1996.

     (4) None of Infinop and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (5) None of Infinop  and its  Subsidiaries  has filed a consent  under Code
Section 341(f) concerning collapsible corporations. None of Infinop and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. None of Infinop and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). None of Infinop and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of Infinop and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Infinop) or (B) has any Liability for the Taxes of any Person (other than any of Infinop and its Subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     (6) The unpaid Taxes of Infinop and its Subsidiaries did not, as of April 30, 1999, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto). Infinop and its Subsidiaries have not incurred any Liability for Taxes since April 30, 1999 other than Taxes incurred in the Ordinary Course of Business.

     (12) REAL PROPERTY.

     (1) Neither Infinop nor any of its Subsidiaries owns any real property.

     (2) Section 4(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to any of Infinop and its Subsidiaries. Infinop has delivered to Vianet correct and complete copies of the leases and subleases listed in Section 4(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(l)(ii) of the Disclosure Schedule:

          (A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect, except as limited by bankruptcy and insolvency laws and other laws affecting creditors rights generally, and general principles of equity;

          (B) no consent, authorization or other approval is required under the lease or sublease in connection with the consummation of the transactions contemplated hereby and such lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, except as limited by bankruptcy and insolvency laws and other laws affecting creditors rights generally and general principles of equity;

          (C) neither Infinop, nor any of its Subsidiaries nor, to the Knowledge of the Principal Stockholders, any other person, is in breach or default thereunder, and, to the Knowledge of the Principal Stockholders, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (D) neither Infinop nor any of its Subsidiaries nor, to the Knowledge of the Principal Stockholders, any other person, has repudiated any provision thereof;

          (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

          (F) none of Infinop and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

          (G) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required of Infinop and its Subsidiaries in connection with the operation thereof by Infinop and its Subsidiaries and have been operated and maintained by Infinop and its Subsidiaries in accordance with applicable laws, rules, and regulations; and

          (H) all facilities leased or subleased thereunder are supplied with utilities and other services reasonably necessary for the operation of said facilities.

     (13) INTELLECTUAL PROPERTY.

     (1) Infinop and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of Infinop and its Subsidiaries as presently conducted. Each item of Intellectual Property owned or used by any of Infinop and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by Infinop or the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. Except as provided in Section 4(m)(i) of the Disclosure Schedule, each of Infinop and its Subsidiaries has taken all action reasonably necessary to maintain and protect each item of Intellectual Property that it owns or uses. (2) To the knowledge of the Principal Stockholders, none of Infinop and its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties. Except as disclosed in Section 4(m)(ii) to the Disclosure Schedule, neither the Principal Stockholders, the directors and officers of Infinop and its Subsidiaries or the employees of Infinop and its Subsidiaries with responsibility for Intellectual Property matters has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of Infinop and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). Except as described in Section 4(m)(ii) to the Disclosure Schedule, to the Knowledge of the Principal Stockholders, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of Infinop and its Subsidiaries. (1)

     (3) Section 4(m)(iii) of the Disclosure Schedule identifies each item of Intellectual Property, including, without limitation, each patent, patent application, trademark, trademark application or registration, copyright or copyright application or registration owned, held (whether pursuant to license or otherwise) or used by Infinop and its Subsidiaries in conducting their business and identifies each license, agreement, or other permission which any of Infinop and its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Infinop has delivered to Vianet correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to Vianet correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by any of Infinop and its Subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4(m)(iii) of the Disclosure Schedule:

          (A) Infinop and its Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, assignment, shop rights, covenants by Infinop or the Principal Stockholders nor to sue third parties, or other restriction except for the licenses disclosed in Section 4(m)(iii) of the Disclosure Schedule;

          (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

          (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Principal Stockholders is, or has been, threatened which challenges the legality, validity, enforceability, use, or ownership of the item;

     (D) neither Infinop nor any of its Subsidiaries has assigned any shop right, license, release, covenant not to sue or non-assertion assurance to any Person and, except as disclosed in Section 4(m)(iii) to the Disclosure Schedule, has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item; and

          (E) the Principal Stockholders have no Knowledge of any fact or information that would render any issuing patent based on the pending patent application item invalid and/or unenforceable and have no Knowledge of any past, present or threatened claim by any third party that any such issuing patent would be invalid and/or unenforceable.

     (4) Section 4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that any of Infinop and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission. Infinop has delivered to Vianet correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in
Section 4(m)(iv) of the Disclosure  Schedule,  to the Knowledge of the Principal
Stockholders:

          (A) the license,  sublicense,  agreement,  or permission  covering the item is legal, valid, binding, enforceable, and in full force and effect, except as limited by bankruptcy and insolvency laws and other laws affecting creditors rights generally, and general principles of equity;

          (B) no consent, authorization or other approval is required under the license or sublicense in connection with the consummation of the transactions contemplated hereby and such license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, except as limited by bankruptcy and insolvency laws and other laws affecting creditors rights generally, and general principles of equity;

          (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

          (E)  with  respect  to  each  sublicense,   the   representations  and
     warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

          (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

          (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

          (H) none of Infinop and its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

     (5) To the Knowledge of the Principal Stockholders, none of Infinop and its Subsidiaries will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted.

     (6) None of the Principal Stockholders has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of Infinop and its Subsidiaries.

     (14) TANGIBLE ASSETS. Infinop and its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets reasonably necessary for the conduct of their businesses as presently conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

     (15) INVENTORY. Infinop and its Subsidiaries have no physical inventory.

     (16) CONTRACTS. Section 4(p) of the Disclosure Schedule lists the following contracts and other agreements to which any of Infinop and its Subsidiaries is a party:

     (1) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

     (2) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to any of Infinop and its Subsidiaries, or involve consideration in excess of $10,000;

     (3) any agreement concerning a partnership or joint venture;

     (4) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

     (5) any agreement concerning confidentiality or noncompetition;

          (i) any agreement with any of the Principal Stockholders and their Affiliates;

     (6) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

     (7) any collective bargaining agreement;

     (8) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis or providing severance benefits;

     (9) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees;

     (10) any agreement not covered by clauses (i) through (x) under which the consequences of a default or termination reasonably would be expected to have a Material Adverse Effect; or (1)

     (11) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000. Infinop has delivered to Vianet a correct and complete copy of each written agreement listed in Section 4(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in Section 4(p) of the Disclosure Schedule. Except as set forth on Section 4(p) of the Disclosure Schedule, with respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect except as limited by bankruptcy and insolvency laws and other laws affecting creditors rights generally and general principles of equity; (B) no consent, authorization or other approval is required under the agreement in connection with the consummation of the transactions contemplated hereby and such agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby except as limited by bankruptcy and insolvency laws and other laws affecting creditors rights generally and general principles of equity; (C) Infinop is not in breach or default and, to the Knowledge of the Principal Stockholders, no other party is in breach or default, (D) to the Knowledge of the Principal Stockholders, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (E) Infinop has not, and, to the Knowledge of the Principal Stockholders, no other party has, repudiated any provision of the agreement.

     (17) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of Infinop and its Subsidiaries have arisen from bona fide transactions in the Ordinary Course of Business and are reflected properly on their books and records. All such notes and accounts receivable reflected on the Most Recent Balance Sheet are valid receivables subject to no set offs or counterclaims, and are collectible, in accordance with their terms, at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Infinop and its Subsidiaries.

     (18) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of any of Infinop and its Subsidiaries.

     (19) INSURANCE. Section 4(s) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements, if any) to which any of Infinop and its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year:

     (1) the name, address, and telephone number of the agent;

     (2) the name of the insurer, the name of the policyholder, and the name of each covered insured;

     (3) the policy number and the period of coverage;

     (4) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

     (5)  a  description  of  any  retroactive   premium  adjustments  or  other
loss-sharing arrangements.

     With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect, except as limited by bankruptcy and insolvency laws and other laws affecting creditors rights generally and general principles of equity; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, except as limited by bankruptcy and insolvency laws and other laws affecting creditors rights generally and general principles of equity; (C) neither any of Infinop and its Subsidiaries nor, to the Knowledge of the Principal Stockholders, any other person is in breach or default (including with respect to the payment of premiums or the giving of notices), and to the Knowledge of the Principal Stockholders, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) neither Infinop nor any of its subsidiaries, nor, to the Knowledge of the Principal Stockholders, any other person has repudiated any provision thereof. Each of Infinop and its Subsidiaries has been covered during the past three years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4(s) of the Disclosure Schedule describes any self-insurance arrangements affecting any of Infinop and its Subsidiaries.

     (20) LITIGATION. Section 4(t) of the Disclosure Schedule sets forth each instance in which any of Infinop and its Subsidiaries (i) is, or, with respect to Intellectual Property, during the past ten years was, subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is or, with respect to Intellectual Property, during the past ten years was, a party or, to the Knowledge of any of the Principal Stockholders, is, or with respect to Intellectual Property during the past ten years was, threatened in writing to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4(t) of the Disclosure Schedule could, if determined adversely to Infinop, have a Material Adverse Effect. None of the Principal Stockholders has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of Infinop and its Subsidiaries.

     (21) PRODUCT WARRANTY. Each product manufactured, sold, leased, or delivered by any of Infinop and its Subsidiaries (1) has been in conformity in all material respects, with all applicable contractual commitments and all express and implied warranties, and (2) none of Infinop and its Subsidiaries has any Liability (and there is no Basis for any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Infinop and its Subsidiaries.

     (22) PRODUCT LIABILITY. To the knowledge of the Principal Stockholders, none of Infinop and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of Infinop and its Subsidiaries.

     (23) EMPLOYEES. To the Knowledge of any of the Principal Stockholders, no executive, key employee, or group of key employees has any plans to terminate employment with any of Infinop and its Subsidiaries. None of Infinop and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of Infinop and its Subsidiaries has committed any unfair labor practice. None of the Principal Stockholders has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of Infinop and its Subsidiaries.

     (24) EMPLOYEE BENEFITS.

     (1) Section 4(x) of the Disclosure Schedule lists each Employee Benefit Plan that any of Infinop and its Subsidiaries maintains or to which any of Infinop and its Subsidiaries contributes or has any obligation to contribute.

          (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

          (B) All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. When applicable, the requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

          (C) All premiums and other payments for all periods ending on or before the Closing Date have been paid with respect to each Employee Benefit Plan which is an Employee Welfare Benefit Plan.

          (D) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been timely paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Infinop and its Subsidiaries. Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "Simplified Employee Pension" under Section 408(k) of the Code, including
     Section 408(k)(6) of the Code, and the Principal Stockholders are not aware of any facts or circumstances that could result in the failure of such Employee Pension Benefit Plan to satisfy the requirements of Section 408(k) of the Code, including Section 408(k)(6) of the Code. Neither Infinop nor any of its Subsidiaries maintains any Employee Pension Benefit Plan that is a "qualified plan" under Section 401 (a) of the Code.

          (E) Infinop has delivered to Vianet correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

               (ii)  With  respect  to each  Employee  Benefit  Plan that any of
          Infinop, its Subsidiaries, and any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute, there have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Principal Stockholders, threatened. None of the Principal Stockholders has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

     (2) None of Infinop, its Subsidiaries, and the other members of the Controlled Group that includes Infinop and its Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multi employer Plan or has any Liability (including withdrawal liability as defined in ERISA Section 4201) under any Multi employer Plan.

     (3) None of Infinop and its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

     (25) GUARANTIES. None of Infinop and its Subsidiaries is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person other than Infinop or any such Subsidiary.

     (26) ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

     (1) Each of Infinop and its Subsidiaries, has complied and is in compliance with all Environmental, Health, and Safety Requirements.

     (2) Without limiting the generality of the foregoing, each of Infinop, its Subsidiaries and their respective Affiliates has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on Section 4(z) of the Disclosure Schedule.

     (3) Neither Infinop, nor its Subsidiaries, has received any written or oral notice, report or other demand from a third party regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities, including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

     (4) To the Knowledge of the Principal Stockholders, none of the following exists at any property or facility leased by Infinop or its Subsidiaries: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or
(4) landfills, surface impoundments, or disposal areas.

     (5) None of Infinop or its Subsidiaries, has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or reasonably would be expected to give rise to Liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

     (6) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

     (7) Neither Infinop, nor its Subsidiaries, has, either expressly or by operation of law, assumed or undertaken any Liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

     (AA) CERTAIN BUSINESS RELATIONSHIPS WITH INFINOP AND ITS SUBSIDIARIES. Except as set forth on Section 4(aa) of the Disclosure Schedule, none of the Principal Stockholders and their Affiliates has been involved in any business arrangement or relationship with any of Infinop and its Subsidiaries within the past 12 months, and none of the Principal Stockholders and their Affiliates owns any asset, tangible or intangible, which is used in the business of any of Infinop and its Subsidiaries.

     (BB) YEAR 2000 COMPLIANCE. ALL DATE DATA AND DATE-SENSITIVE SYSTEMS ARE YEAR 2000 COMPLIANT. "DATE DATA" means any data of any type that includes date information or which is otherwise derived from, dependent on or related to date information. "DATE-SENSITIVE SYSTEM" means any software, microcode or hardware system or component, including any electronic or electronically controlled system or component, that processes any Date Data and that is installed, in development or on order by Infinop or its Subsidiaries for the internal use of Infinop or its Subsidiaries or that Infinop or its Subsidiaries sells, leases, licenses, assigns or otherwise provides, or the provision or operation of which Infinop or its Subsidiaries provides the benefit to its customers, VENDORS, SUPPLIERS, AFFILIATES OR ANY OTHER THIRD PARTY. "YEAR 2000 COMPLIANT" means (i) with respect to Date Data, that such data is in proper format and accurate for all dates in the twentieth and twenty-first centuries, and (ii) with respect to Date-Sensitive Systems, that each such system accurately processes all Date Data, including for the twentieth and twenty-first centuries, without loss of any functionality or performance, including but not limited to calculating, comparing, sequencing, storing and displaying such Date Data (including all leap year considerations), when used as a stand-alone system or in combination with other software or hardware. Infinop or its Subsidiaries have obtained written representations or assurances from each entity that (x) provides Date Data to Infinop or its Subsidiaries, (y) processes in any way Date Data for Infinop or its Subsidiaries or otherwise provides any material product or service to Infinop or its Subsidiaries that is dependent on Year 2000 Compliant Date Data or a Year 2000 Compliant Date-Sensitive System, that all of such entity's Date Data and Date-Sensitive Systems that are used for, or on behalf of, Infinop or its Subsidiaries are Year 2000 Compliant.

     (CC)  DISCLOSURE.  The  representations  and  warranties  contained in this
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

     5. REPRESENTATIONS AND WARRANTIES OF VIANET AND LABS. Each of Vianet and Labs represents and warrants to Infinop that the statements contained in this
Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 5).

     (1) ORGANIZATION. Each of Vianet and Labs is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (2) AUTHORIZATION OF TRANSACTION. Each of Vianet and Labs has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and, at Closing, the Escrow Agreement and the Registration Rights Agreement, and to perform its obligations hereunder and thereunder. This Agreement, the Escrow Agreement and the Registration Rights Agreement (when executed and delivered) each constitutes the valid and legally binding obligation of each of Vianet and Labs, enforceable in accordance with its terms and conditions.

     (3)  NONCONTRAVENTION.  Neither  the  execution  and the  delivery  of this
Agreement, the Escrow Agreement or the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either Vianet or Labs is subject or any provision of the charter or bylaws of either Vianet or Labs, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either Vianet or Labs is a party or by which it is bound or to which any of its assets is subject. Other than in connection with the provisions of the Delaware General Corporation Law, neither Vianet nor Labs needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (4) BROKERS' FEES. Except for the fee payable to P. Ianace pursuant to the agreement dated July 28, 1999 by and between Infinop and P. Ianace, neither Vianet nor Labs has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of Infinop or its Subsidiaries could become liable or obligated.

6. REPRESENTATIONS AND WARRANTIES CONCERNING VIANET.

     Vianet represents and warrants to Infinop that the statements contained in this Section 6 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 6).

     (1) VIANET DISCLOSURES. Vianet currently voluntarily files reports pursuant to the requirement of Section 15(d) of the Securities Exchange Act. Except for the filings disclosed on Schedule 6(a) to this Agreement, Vianet has filed all annual, quarterly, current and other reports that would be applicable to it under the  Securities  Exchange Act if the Vianet Shares were  registered  under
Section 12(g) of the  Securities  Exchange Act.  Vianet has delivered to Infinop
(a) its annual report to stockholders and its Annual Report on Form 10-K for its last fiscal year and (b) all of its Quarterly Reports on Form 10-Q and each other report, REGISTRATION STATEMENT OR DEFINITIVE PROXY STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") since March 31, 1999 (COLLECTIVELY, THE Section SEC REPORTSSection ). The SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited and unaudited financial statements of Vianet included in the SEC Reports (the "FINANCIAL STATEMENTS") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as stated in such Financial Statements or the notes thereto) and fairly present the financial position of Vianet and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended. Except as disclosed by Vianet in the SEC Reports, since the end of the most recent of such fiscal years, there has been no material adverse change in the business, properties, financial condition or results of operations of Vianet and its subsidiaries taken together, and there is no existing condition, event or series of events which reasonably would be expected to have a material adverse effect on the business, properties, financial condition or results of operations of Vianet and its subsidiaries taken together, or the ability of Vianet to perform its obligations under this Agreement, the Escrow Agreement or the Registration Rights Agreement. The offer, sale and issuance of the Vianet Shares in connection with the Merger as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither Vianet nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     (2) NO MATERIAL ADVERSE CHANGE. There has not been, since May 17, 1999, any material adverse change in the assets, properties, business, operations or financial position of Vianet.

     (3) VIANET SHARES. The Vianet Shares to be issued to the Infinop Stockholders in connection with the Merger (i) have been duly authorized, and
(ii) upon issuance, delivery and payment therefor in the manner described herein, will be validly issued, fully paid and nonassesssable.

7. COVENANTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement:

     (1) GENERAL. Each of the Parties will use commercially reasonable efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 8 below).

     (2) NOTICES AND CONSENTS. Infinop will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use commercially reasonable efforts to obtain (and will cause each of its Subsidiaries to use commercially reasonable efforts to obtain) any consents or authorizations of any government or government agency or any other Person required to be obtained by Infinop or any of its Subsidiaries to consummate the transaction contemplated hereby.

     (3) CONSENT OF INFINOP STOCKHOLDERS. Subject to Vianet's reasonable cooperation in the preparation thereof, Infinop will, within three (3) business days after execution and delivery this Agreement, disseminate to the Infinop Stockholders a Confidential SOLICITATION OF CONSENTS AND INFORMATION STATEMENT REGARDING THE MERGER PREPARED BY THE MANAGEMENT OF INFINOP (THE "INFORMATION STATEMENT") which shall be in form and substance reasonably acceptable to Infinop and Vianet. The Principal Stockholders shall exercise commercially reasonable efforts to obtain the Requisite Infinop Stockholder Approval no later than ten (10) days after dissemination of the Information Statement. The Information Statement will contain the affirmative recommendation of the board of directors of Infinop in favor of the adoption of this Agreement and the approval of the Merger. Each of the Principal Stockholders covenants and agrees to consent to and approve the Merger.

     (4) OPERATION OF BUSINESS. Infinop will continue to conduct its businesses in the Ordinary Course of Business and will not (and will not cause or permit any of its Subsidiaries to)without the prior written consent of Vianet, engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, without the prior written consent of Vianet:

     (1) none of Infinop and its Subsidiaries will authorize or effect any change in its charter or bylaws;

     (2) none of Infinop and its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

     (3) none of Infinop and its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

     (4) none of Infinop and its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation;

     (5) none of Infinop and its Subsidiaries will impose any Security Interest upon any of its assets;

     (6) none of Infinop and its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person;

     (7) none of Infinop and its Subsidiaries will make any change in employment terms for any of its directors, officers, and employees; and

     (8) none of Infinop and its Subsidiaries will commit to any of the foregoing.

     (5) FULL ACCESS. Infinop will (and will cause each of its Subsidiaries to) permit representatives of Vianet to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Infinop and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of Infinop and its Subsidiaries. Vianet will treat and hold any Confidential Information it receives from any of Infinop and its Subsidiaries in the course of the reviews contemplated by this Section 7(e) as confidential and will not disclose the Confidential Information to any other person, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to Infinop all tangible embodiments (and all copies) thereof which are in its possession.

     (6) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3, 4, 5 or 6 above. No disclosure by any Party pursuant to this Section 7(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (7) EXCLUSIVITY. Infinop and the Principal Shareholders will not (and will not cause or permit any of its Subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of any of Infinop and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange). Infinop shall notify Vianet immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     (8) EXPENSE BUDGET. Prior to the Closing, Vianet and Infinop will jointly prepare a mutually satisfactory expense budget for the operation of the business of Infinop and the Subsidiaries for the period commencing on the Closing Date through June 30, 2000 (THE "BUDGET"). The Budget shall provide for minimum expenditures of $2,500,000. After the Closing, Vianet will fund the expenses provided for in the Budget at the time and in the manner provided for in the Budget. The Budget shall not be changed without the written approval of Paul Fisher or such other person as shall be designated by the Principal Stockholders as their designee for that purpose in a writing signed by the Principal Stockholders and delivered to Vianet.

     (9) IANACE FEE. At the Closing, the Infinop Stockholders shall pay 50% of the fee of P. Ianace in connection with the Merger (THE "IANACE FEE") and Vianet shall pay 50% of the Ianace Fee. Such payment shall be made by delivery by Vianet to Ianace of 40,000 Vianet Shares, it being understood that the Merger Consideration has been reduced by 20,000 Vianet Shares representing the Infinop Stockholders' portion of the Ianace Fee.

     (10) BOARD REPRESENTATION. After the Closing, the directors of Vianet shall appoint one representative of the Principal Stockholders to the Vianet Board of Directors. Prior to Closing, the Principal Stockholders shall provide Vianet with a list of three candidates (none of which shall have been an employee of Infinop) and Vianet shall choose one of these individuals for appointment, after the Closing, to the Vianet Board. For so long as the Principal Stockholders continue to own at least ten percent (10%) of the issued and outstanding shares of Vianet, at each annual meeting of shareholders of Vianet, the nominating committee shall nominate one candidate for director selected by the nominating committee from a list of three candidates proposed by the Principal Stockholders, and management shall recommend the election of such candidate, provided that, if Vianet adopts a classified Board or a Board with staggered terms, the Principal Stockholders shall only be entitled to one director serving at any given time.

     (11) RESERVED VIANET SHARES. After the Closing, Vianet shall reserve in treasury sufficient Vianet Shares to cover (i) the conversion of all Convertible Debentures that are not converted at or prior to the Closing and (ii) the exercise of all Infinop Stock Options that were not exercised at or prior to the Closing.

     (12) EMPLOYEE BONUSES. Within 90 days after the Closing, Vianet shall provide the Surviving Corporation with the funds necessary, and shall cause the Surviving Corporation, to pay the employees listed on Exhibit D hereto the back-salary and bonuses described on such Exhibit D, up to a maximum of $400,000.

     (13) INFORMATION STATEMENT. After execution of this Agreement, Vianet will assist, as reasonably requested by Infinop, in preparing the Information Statement, including providing to Infinop all information reasonably requested by Infinop regarding Vianet that is reasonably necessary to complete the Information Statement. The information provided by Vianet regarding Vianet including, without limitation, any information filed by Vianet with the SEC under the Securities Exchange Act incorporated by reference will not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading.

     (14) PATENT APPLICATIONS. The Principal Stockholders agree to execute and deliver all applications for patent, including all divisional, continuation, reissue and other applications for patent on the invention(s) set forth in the pending applications listed in Section 4(m)(iii) of the Disclosure Schedule and all assignments thereof to Vianet, the Surviving Corporation or its assigns, to communicate to Vianet or its representatives all facts known to the Principal Stockholders respecting said invention(s), whenever requested, to testify in any interferences or other legal proceedings in which any of said applications or patents resulting therefrom may become involved, to sign all lawful papers, make all rightful oaths, and to do generally everything reasonably necessary to assist Vianet, its successors, assigns and nominees to obtain patent protection for said invention(s) in the United States and all other countries, all at the cost and expense of Vianet.

     (15) TRANSFERS BY SURVIVING CORPORATION. After the Effective Time, Vianet shall not cause or permit the Surviving Corporation to transfer any of its properties or assets outside of the ordinary course of business other than transfers to subsidiary corporations wholly-owned by the Surviving Corporation or the merger of the Surviving Corporation into Vianet in a merger qualifying under Section 368(a) of the Code.

     (16) TAX INFORMATION. As promptly as reasonably practicable after the Closing, the Principal Stockholders will provide to Vianet the following information with respect to each of Infinop and its Subsidiaries (or, in the case of clause (B) below, with respect to each of the Subsidiaries) as of the Closing Date: (A) the basis of Infinop or Subsidiary in its assets; (B) the basis of the stockholder(s) of the Subsidiary in its stock (or the amount of any Excess Loss Account); (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to Infinop or Subsidiary; and (D) the amount of any deferred gain or loss allocable to Infinop or Subsidiary arising out of any deferred intercompany transaction.

8.       CONDITIONS TO OBLIGATION TO CLOSE.

     (1) CONDITIONS TO OBLIGATION OF VIANET AND LABS. The obligation of each of Vianet and Labs to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (1) this Agreement and the Merger shall have received the Requisite Infinop Stockholder Approval and Infinop shall have delivered to Vianet copies of the Board of Directors and Infinop Stockholders resolutions approving this Agreement and the Merger, certified by the Secretary of Infinop, and good standing certificates for Infinop and the Subsidiaries dated not more than ten (10) days prior to the Closing;

     (2) Infinop and its Subsidiaries shall each have procured all consents of any government agency or other Person required to be obtained by them to consummate the transactions contemplated by this Agreement including, without limitation, the consents required under Section 4(c) to the Disclosure Schedule;

     (3) the representations and warranties of Infinop and the Principal Stockholders set forth in this Agreement above shall be true and correct in all material respects at and as of the Closing Date;

     (4) each of Infinop and the Principal Stockholders shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (5) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Vianet to own the capital stock of the Surviving Corporation and to control the Surviving Corporation and its Subsidiaries, or (D) affect adversely the right of the Surviving Corporation and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

     (6) Infinop shall have delivered to Vianet and Labs a certificate to the effect that each of the conditions specified above in Section 8(a)(i)-(v) has been satisfied in all respects;

     (7) Vianet and Labs shall have received from counsel to Infinop an opinion in form and substance as set forth in Exhibit E attached hereto, addressed to Vianet and Labs, and dated as of the Closing Date;

     (8) Vianet and Labs shall have received the resignations, effective as of the Closing, of each director and officer of Infinop and its Subsidiaries;

     (9) Paul Fisher, Howard Fisher, Todd Viegut, Ming Wei, Hongyang Chao and Siyuan Chen shall have executed and delivered to Vianet AND THE SURVIVING CORPORATION EMPLOYMENT AGREEMENTS IN THE FORM ANNEXED HERETO AS EXHIBITS F THROUGH K (THE "EMPLOYMENT AGREEMENTS");

     (10) the Principal Stockholders, the Escrow Agent, and all other parties thereto, shall have executed and delivered the Escrow Agreement;

     (11) Infinop shall have delivered a sworn affidavit, in form and substance reasonably satisfactory to Vianet, signed by Richard Snyder affirming that he owns 300,000 Infinop Shares and releasing Infinop and Vianet from any claim by him to more than 300,000 Infinop Shares or more than 300,000 Vianet Shares multiplied by the Conversion Ratio; (1)

     (12) Vianet shall have raised and closed at least $1,500,000 in cash through financing;

     (13) Infinop shall have satisfied, and filed with the Denton County District Court a Satisfaction of Judgment with respect to, the Judgment against Computer and Information Sciences, Inc. filed in the Denton County District Court on August 14, 1995 in favor of Ahmet Eskicioglu (Case No. 95-30531-211);

     (14) each of the holders of the 8% Convertible Debentures due August 17, 1999 shall have converted his or its Convertible Debentures into Infinop Shares and Richard Abrahams shall have converted $50,000 of his Convertible Debentures due September 30, 2002 into Infinop Shares; and

     (15) all actions to be taken by Infinop in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Vianet and Labs.

     Vianet and Labs may waive any condition specified in this Section 8(a) if they execute a writing so stating at or prior to the Closing.

     (2) CONDITIONS TO OBLIGATION OF INFINOP. The obligation of Infinop to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (1) the representations and warranties of Vianet and Labs set forth in this Agreement above shall be true and correct in all material respects at and as of the Closing Date;

     (2) Vianet and Labs shall each have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (3) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

     (4) Vianet and Labs shall have delivered to Infinop a certificate to the effect that each of the conditions specified above in Section 8(b)(i)-(iii) is satisfied in all respects;

     (5) this Agreement and the Merger shall have received the Requisite Infinop Stockholder Approval;

     (6) Infinop shall have received from counsel to Vianet and Labs an opinion in form and substance as set forth in Exhibit L attached hereto, addressed to Infinop, and dated as of the Closing Date;

     (7) Vianet, Labs and the Escrow Agent shall have executed and delivered the Escrow Agreement;

     (8) Vianet shall have executed and delivered the Registration Rights Agreement;

     (9) Vianet shall have raised and closed at least $1,500,000 in cash through financing; and

     (10) all actions to be taken by Vianet and Labs in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Infinop.

     Infinop may waive any condition specified in this Section 8(b) if it executes a writing so stating at or prior to the Closing.

9.       SURVIVAL AND INDEMNIFICATION.

     (1) SURVIVAL AND INDEMNIFICATION. The representations and warranties of Infinop and the Principal Stockholders contained in this Agreement shall survive the Closing hereunder and continue in full force and effect thereafter until the second anniversary of THE CLOSING DATE, EXCEPT FOR THE REPRESENTATIONS SET FORTH IN Section 4(B) AND Section 4(F) WHICH SHALL SURVIVE THE CLOSING UNTIL THE FIFTH
(5TH) anniversary of the Closing Date. Covenants and agreements set forth in this Agreement to be performed after the Closing shall survive the Closing in accordance with their respective terms. No claim shall be made or action brought by any party after the Closing for the breach of any representation or warranty in this Agreement or in any instrument delivered pursuant to this Agreement or with respect to any agreement or covenant in this Agreement or in any instrument delivered pursuant to this Agreement after the second anniversary of the Closing Date, except with respect to those representations and warranties set forth in
Section 4(b) and Section 4(f), and any claim for Adverse Consequences suffered by Vianet arising out of a CIS Claim (as defined below), which may be brought at any time UNTIL THE FIFTH (5TH) anniversary of the Closing Date, and except with respect to those covenants that by their terms contemplate performance after the Closing.

     (2) INDEMNIFICATION BY PRINCIPAL STOCKHOLDERS. The Principal Stockholders, jointly and severally, agree to indemnify and hold harmless Vianet and its Subsidiaries and Affiliates (including, after the Effective Time, the Surviving Corporation and its SUBSIDIARIES) (COLLECTIVELY, THE "VIANET GROUP"), and the officers, directors and employees of the Vianet Group (other than the Principal Stockholders) and their successors and assigns (all of the foregoing entities and individuals to be referred to hereafter AS THE "VIANET INDEMNIFIED PERSONS") from and against any and all Adverse Consequences that any Vianet Indemnified Person may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

     (1) any inaccuracy in any of the representations and warranties of the Principal Stockholders or Infinop set forth in this Agreement;

     (2) any failure of Infinop (prior to Closing) or any failure of the Principal Stockholders to comply with any of the obligations, covenants or agreements contained in this Agreement; or

     (3) any claim by any person arising out of, based upon, relating to or in connection with ownership or alleged ownership of shares of stock or any other equity interest in, or any right to share in profits of, or proceeds of sale of, Computer and INFORMATION SCIENCE, INC. (A "CIS CLAIM").

     (3) INDEMNIFICATION BY VIANET. Vianet agrees to indemnify and hold harmless the Infinop Stockholders from and against any and all Adverse Consequences that the Infinop Stockholders may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

     (1) any inaccuracy in any of the representations and warranties of Vianet or Labs set forth in this Agreement; or

     (2) any failure of Vianet or Labs to comply with any of their obligations, covenants or agreements contained in this Agreement.

     (4) MATTERS INVOLVING THIRD PARTIES.

     (1) If any third party shall notify either a Vianet Indemnified Person or the Infinop Stockholders, as the case may be (in EITHER CASE, AN "INDEMNIFIED PARTY") WITH RESPECT TO ANY MATTER (A "THIRD PARTY CLAIM") which may give rise to a claim for INDEMNIFICATION AGAINST ANY OTHER PARTY (THE "INDEMNIFYING PARTY") under this Section 9, then the Indemnified Party shall promptly notify EACH INDEMNIFYING PARTY THEREOF IN WRITING; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

     (2) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (B) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (C) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. (1)

     (3) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

     (4) In the event any of the conditions in Section 9(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

     (5)  INDEMNIFICATION  PAYMENTS.  All  indemnification  payments  under this
Section 9 shall be deemed adjustments to the Merger Consideration.

     (6) LIMITS ON INDEMNIFICATION. Notwithstanding anything to the contrary contained in this Section 9, except as provided in the following sentence: (a) there shall be no amount payable by any Principal Stockholder pursuant to his indemnification obligations under this Section 9, unless and until the cumulative amount of all Adverse Consequences incurred by the Vianet Group under this Section 9 exceeds $200,000, in which event the Vianet Group shall be entitled to recover from the Principal Stockholders pursuant to this Section 9 the amount of such Adverse Consequences in excess of $200,000 and (b) the liability of the Principal Stockholders for any claim for indemnification hereunder shall be limited to, and satisfied exclusively from, the Vianet Shares on deposit with the Escrow Agent pursuant to the Escrow Agreement and no Principal Stockholder shall have any liability for any deficiency with respect to any such claim. The limitations set forth in the foregoing sentence shall not apply to any Adverse Consequences arising out of a CIS Claim or any breach of the representations and warranties in Section 4(b) or Section 4(f) of this Agreement.

     (7) INSURANCE PROCEEDS. The amount of any Adverse Consequences otherwise recoverable under this Section 9 by any Indemnified Party shall be reduced by any amounts recovered by the Indemnified Party under insurance policies (net of any costs incurred in connection with the collection thereof) (it being understood that an Indemnified Party shall use its commercially reasonable efforts to timely pursue all reasonable remedies against applicable insurers).

     (8) EXCLUSIVE REMEDY. Each of Vianet and Labs acknowledges and agrees that it will not assert, except pursuant to and as permitted by this Section 9, any claim against any Principal Stockholder or any employee, office or director of Infinop or any of its Subsidiaries for any inaccuracies, misstatements or omissions with respect to information furnished to Vianet and Labs in connection with the transactions contemplated hereby, it being agreed and understood that indemnification under this Section 9 shall be the sole and exclusive remedy for any such inaccuracies, misstatements or omissions.

     (9) EFFECT OF KNOWLEDGE. Notwithstanding anything to the contrary contained in this Agreement, except with respect to a breach of the representations and warranties set forth in Sections 4(a), 4(b), 4(f), 4(m) and 4(cc) (as it relates to Sections 4(a), 4(b), 4(f) and 4(m)), and a CIS Claim, no claim for indemnification may be asserted by any member of the Vianet Group against any Principal Stockholder under this Section 9 in respect of any fact, event or circumstance giving rise to such claim that was discovered by or known to Vianet or Labs on or before the Closing, provided that, the Principal Stockholders shall have the burden of proving discovery or knowledge by Vianet or Labs.

10.      TERMINATION.

     (1) TERMINATION OF AGREEMENT. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

     (1) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

     (2) Vianet and Labs may terminate this Agreement by giving written notice to Infinop and the Principal Stockholders at any time prior to the Effective Time (A) in the event Infinop or the Principal Stockholders have breached in any material respect any representation, warranty, or covenant contained in this Agreement, Vianet or Labs has notified Infinop and the Principal Stockholders of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach and such breach results in the failure to be satisfied of any condition precedent to the obligation of Vianet or Labs to consummate the transactions contemplated hereby or (B) if the Closing shall not have occurred on or before September 30, 1999, by reason of the failure of any condition precedent under Section 8(a) hereof (unless the failure results primarily from Vianet or Labs breaching any representation, warranty, or covenant contained in this Agreement);

     (3) Infinop may terminate this Agreement by giving written notice to Vianet and Labs at any time prior to the Effective Time (A) in the event Vianet or Labs has breached in any material respect any representation, warranty, or covenant contained in this Agreement, Infinop has notified Vianet and Labs of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach and such breach results in the failure to be satisfied of any condition precedent to the obligation of Infinop and the Principal Stockholders to consummate the transactions contemplated hereby or (B) if the Closing shall not have occurred on or before September 30, 1999, by reason of the failure of any condition precedent under Section 8(b) hereof (unless the failure results primarily from Infinop breaching any representation, warranty, or covenant contained in this Agreement); or

     (4) any Party may terminate this Agreement by giving written notice to the other Party at any time in the event this Agreement and the Merger fail to receive the Requisite Infinop Stockholder Approval prior to September 30, 1999.

     (2) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then IN BREACH); PROVIDED, HOWEVER, that the confidentiality provisions contained in Section 7(e) above and expense provisions contained in Section 11(l) shall survive any such termination.

11.      MISCELLANEOUS.

     (1) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to THE SUBJECT MATTER OF THIS AGREEMENT WITHOUT THE PRIOR WRITTEN APPROVAL OF THE OTHER PARTY; PROVIDED, HOWEVER, that Vianet may make any public disclosure it believes in good faith and that it is advised by legal counsel is required by applicable law or any listing or trading agreement concerning its publicly-traded securities.

     (2) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS; PROVIDED, HOWEVER, that the provisions in
Section 2 above concerning issuance of the Vianet Shares are intended for the benefit of the Infinop Stockholders, the provisions of Section 2 hereof regarding the assumption of the obligations of Infinop under the Convertible Debentures and the Infinop Stock Options are intended for the benefit of the holders thereof, the provisions of Section 2(g) regarding the registration of the Vianet shares are intended for the benefit of the Infinop Stockholders, and the provisions of Section 2A hereof regarding the payment of Additional Payments are intended for the benefit of the Additional Payment Payees.

     (3) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

     (4) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

     (5)   COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (6) HEADINGS. The section headings contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

     (7) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if delivered personally (in such case, on the date of delivery), if sent by registered or certified mail, return receipt requested, postage prepaid (in such case, three days after mailing) or if by nationally recognized overnight courier (in such case, on the date of delivery as confirmed by such courier), and addressed to the intended recipient as set forth below:

         If to Vianet or Labs:

                                            Vianet Technologies, Inc.
                                            83 Mercer Street
                                            New York, New York 10012
                                            Attn: Jeremy Posner
                                            Telecopier No.: (212) 966-1735

         With a copy to:

                                            Rosen & Reade, LLP
                                            757 Third Avenue
                                            New York, New York 10017
                                            Attn:  Kevin P. Groarke, Esq.
                                            Telecopier No.: (212) 755-5600

         If to Infinop:

                                            Infinop Holdings., Inc.
                                            3401 University
                                            Denton, Texas 76201
                                            Attn: Paul Fisher
                                            Telecopier No.: (940) 484-0586

         With a copy to:

                                            Brobeck, Phleger & Harrison, LLP
                                            301 Congress Avenue
                                            Suite 1200
                                            Austin, Texas 78701
                                            Attn: Thomas R. Nelson, Esq.
                                            Telecopier No.: (512) 477-5813

         If to the Principal Stockholders:

                                            Paul Fisher
                                            Craig Fisher
                                            Howard Fisher
                                            100 Hunter Hill Court
                                            Argyle, Texas 76226

         With a copy to:

                                            Brobeck, Phleger & Harrison, LLP
                                            301 Congress Avenue
                                            Suite 1200
                                            Austin, Texas 78701
                                            Attn: Thomas R. Nelson, Esq.
                                            Telecopier No.: (512) 477-5813

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (8) GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts located in Delaware, in connection with any suit, action or other proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

     (9) AMENDMENT. To the extent permitted by applicable law, this Agreement may be amended only in writing signed by all parties hereto, approved by each of the respective boards of directors of Vianet and Labs and the Board of Directors of the Infinop, and the PRINCIPAL STOCKHOLDERS, AT ANY TIME BEFORE OR AFTER ADOPTION OF THIS AGREEMENT BY REQUISITE INFINOP STOCKHOLDER APPROVAL; PROVIDED, HOWEVER, that, after any such approval, no amendment shall be made without the approval of such shareholders except as permitted by the Delaware General Corporation Law.

     (10) EXTENSION; WAIVER. At any time prior to the Effective Time, any party hereto, by action taken by or on behalf of their respective boards of directors, if applicable, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate or writing delivered pursuant hereto by any other party, or (iii) subject to Section 11(i), waive compliance with any of the agreements or conditions contained herein or any breach thereof. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

     (11) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (12) EXPENSES. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (13) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation. Any reference to the masculine shall, if the context otherwise requires, be deemed a reference to the feminine and vice versa; any reference to the singular shall, if the context otherwise requires, be deemed a reference to the plural, and vice versa.

     (14) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (15) DISPUTE RESOLUTION. The parties desire that any controversy or claim arising out of or related to this Agreement or the transactions contemplated hereby be resolved in an expeditious and efficient manner exclusively in accordance with this dispute resolution procedure. A dispute under this clause shall be initiated by delivering written notice to the other party briefly stating the nature of the dispute and requesting resolution. Except as otherwise specified, each party shall bear its own costs and fees relating to any dispute.

     (1) INFORMAL RESOLUTION. The parties agree that before initiation of any legal or arbitration proceeding with respect to any issue arising out of the transactions contemplated by this Agreement, they shall use their respective representatives to attempt to resolve in good faith all disputes between the parties. The parties agree that they will cause their respective representatives to meet in person at a mutually agreeable location, to attempt in good faith to resolve such dispute within fifteen business days of notification of such dispute. In the event that the representatives are unable to resolve such a dispute, the aggrieved party must refer the dispute to mediation under paragraph
(ii).

     (2) MEDIATION. In the event any dispute is not resolved by a meeting of the parties, the dispute shall be referred to non-binding mediation. The mediation shall occur within 40 days of the meeting of the parties. Mediation fees shall be split equally among the parties. The mediator shall be selected by agreement of the parties or, in the event of no agreement, shall be designated by Judicial Arbitration and Mediation Services ("JAMS"). The mediation shall be attended by the parties' representatives and, if desired, the parties' attorneys.

     (3) ARBITRATION. In the event a dispute is not resolved by mediation pursuant to paragraph (ii), and the parties thereafter mutually agree, in writing, to proceed to binding arbitration, the aggrieved party shall refer the dispute to binding arbitration. The arbitration shall be governed by the procedures set forth below. The arbitrator shall give written notice to the parties of the arbitrator's determination, and judgment upon the same may be entered by any court of competent jurisdiction.

     (4) SELECTION OF ARBITRATOR. Within 30 days of referral of a dispute to arbitration, a single arbitrator will be selected by agreement of the parties or, in the event of no agreement, shall be designated by JAMS. Unless agreed otherwise by the parties, the arbitrator shall be a retired judge with arbitration experience.

     (5) DISCOVERY. The parties agree to submit discovery plans to the arbitrator within15 days following the date that the arbitrator accepts his appointment to this matter. The discovery plan will describe all discovery contemplated. The arbitrator will schedule a meeting of counsel to occur within 15 days of his receipt of the discovery plans, at which time the arbitrator will issue a written order scheduling dates for all depositions and completion dates for all additional discovery. The written discovery plan may only be modified by a written order from the arbitrator. The parties may request, in their discovery plans, and the arbitrator shall be empowered to impose, limitations on the nature and quantity of discovery to be conducted.

     (6) PROCEDURE. The arbitration hearing shall take place in Wilmington, Delaware within 90 days of the arbitrator's acceptance of his appointment. The hearing is not to exceed two (2) days. Introduction of evidence and testimony at the hearing will be subject to the Federal Rules of Civil Procedure. Each party is entitled to be heard, to present material evidence and testimony, and to cross-examine witnesses appearing at the hearing.

     (7) LIMITATION ON DAMAGES. The arbitrator may not award exemplary or punitive damages.

                                      *****

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

VIANET TECHNOLOGIES, INC.

By: /s/ Jeremy Posner

Name:  Jeremy Posner
Title: Chairman

VIANET LABS, INC.

By: /s/ Jeremy Posner

Name:  Jeremy Posner
Title: Chairman

INFINOP HOLDINGS, INC.

By: /s/ Paul S. Fisher

Name:  Paul S. Fisher
Title: CEO

/s/ Paul S. Fisher
PAUL FISHER

/s/ Craig Fisher
CRAIG FISHER

/s/ Howard Fisher
HOWARD FISHER